Exhibit 99.1

FOR IMMEDIATE RELEASE

GLOBAL MEDICAL REIT INC. ANNOUNCES PRICING OF UPSIZED PUBLIC OFFERING OF COMMON STOCK

Bethesda, MD – December 11, 2019 – Global Medical REIT Inc. (NYSE:GMRE) (the “Company”) today announced that it has priced an upsized underwritten public offering (the “Offering”) of 6,000,000 shares of its common stock, par value $0.001 per share, at a price to the public of $13.00 per share for gross proceeds of $78.0 million, before deducting underwriting discounts and commissions and offering expenses payable by the Company. The Company has also granted the underwriters a 30-day option to purchase up to an additional 900,000 shares of common stock. The Company intends to use the net proceeds from the Offering to repay a portion of the outstanding indebtedness under its credit facility, to fund acquisitions and for other general corporate purposes.

Stifel, BMO Capital Markets, Baird, KeyBanc Capital Markets and SunTrust Robinson Humphrey are serving as the joint bookrunning managers for the Offering. B. Riley FBR, D.A. Davidson & Co. and Janney Montgomery Scott are serving as passive bookrunners for the Offering. Compass Point and Strategas are serving as co-managers for the Offering.

The Offering is expected to close on December 13, 2019, subject to customary closing conditions. All of the shares of common stock will be issued pursuant to the Company's shelf registration statement, which was declared effective by the U.S. Securities and Exchange Commission ("SEC") on June 19, 2017. Copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, from the SEC's website at www.sec.gov or by contacting: Stifel, Nicolaus & Company, Incorporated, One South Street, 15th Floor, Baltimore, MD 21202, Attention: Syndicate Department, Fax: 443-224-1273, or by email at SyndProspectus@stifel.com, BMO Capital Markets Corp., Attention: Equity Syndicate Department, 3 Times Square, 25th Floor, New York, NY 10036, by telephone at 800-414-3627 or by email at bmoprospectus@bmo.com, Robert W. Baird & Co. Incorporated, Attention: Syndicate Department, 777 East Wisconsin Avenue, Milwaukee, WI 53202, by telephone at (800) 792-2473 or by email at syndicate@rwbaird.com, KeyBanc Capital Markets Inc., 127 Public Square, 4th Floor, Cleveland, OH 44114, Attention: Equity Syndicate, or by telephone at 800-859-1783, or SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road NE, 9th Floor, Atlanta, GA 30326, Attention: Prospectus Department, by telephone at 404-926-5744 or by email at strh.prospectus@suntrust.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these shares or any other securities in any state in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any state.

About Global Medical REIT Inc.

Global Medical REIT Inc. is a net-lease medical office REIT that acquires purpose-built specialized healthcare facilities and leases those facilities to strong healthcare systems and physician groups with leading market share. The Company’s management team has significant healthcare, real estate and REIT experience and has long-established relationships with a wide range of healthcare providers. The Company elected to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2016.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or Company management’s good faith belief as of that time with respect to future events. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including, without limitation, the use of proceeds of the Offering, and the satisfaction of all conditions to, and the timely closing of, the Offering. These risks and uncertainties are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s annual and periodic reports and other documents filed with the SEC. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The Company undertakes no obligation to update these statements after the date of this release.

Investor Contact:

Evelyn Infurna

Evelyn.Infurna@icrinc.com

203.682.8265

investors@globalmedicalreit.com
(202) 524-6869

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